Exhibit 99-1

November 9, 2020

FOR IMMEDIATE RELEASE

Mobivity Announces Positive GAAP Net Income for Q3 2020

PHOENIX, AZ – November 9, 2020 – Mobivity Holdings Corp. (OTCQB:MFON), maker of the award-winning Recurrency platform that increases customer engagement through mobile messaging and personalized digital offers, and drives digital transformation for restaurants, retail and personal care brands, today announced financial results for the third quarter (“Q3”) ending September 30, 2020.

Q3 2020 Highlights

●	Revenues increased 28% to $3.2 million compared to $2.5 million in Q3 2019.
●	Gross margins increased to 70% in Q3 of 2020 versus 36% during the same period last year.
●	Gross profit rose 150% to $2.2 million in Q3 2020 from $896,000 in Q3 2019.
●	Net income was $39,000, an improvement of $2.0 million to a net loss of $(1.9) million in Q3 2019.
●	Cash used in operations for the first nine months 2020 fell to just $500,000 compared to $3.8 million during the first nine months of 2019.

Dennis Becker, Mobivity Chairman and CEO, commented, “For the third quarter, we reached a pivotal point in our company with bottom-line net profitability, and our year-to-date revenue exceeds gross revenue generated for all of last year. Our solutions have played a critical role for our customers as they race to transform their businesses with digital solutions that meet the increasing need for low to no contact commerce and provide a quick and quantifiable return on investment. Importantly, our cash used in operations improved by nearly 90% through the first nine months of the year reflecting the operating leverage in our business model as we continue to grow and leverage the investments we have made in our award-winning technology platform.”

Becker continued, “We’re also excited to report that our partnership with a major snack and beverage brand is already yielding wins, adding new logos to our roster and significantly expanding our addressable market. We have begun promoting our Recurrency platform to their 50,000 customers, and we have trained approximately 400 sales reps on the benefits of our Recurrency platform for restaurant operators. We believe that additional growth is achievable as this partnership accelerates and are looking forward to finishing the year strong.”

55 North Arizona Place, Suite 310, Chandler, AZ 85225

Consolidated Financial Summaries

(In thousands)	Three months ended September 30,				Nine months ended September 30,
	Q3 2020	Q3 2019	$$	%	2020	2019	$$	%
Revenue	$3,180	$2,482	$698	28%	$10,497	$7,333	$3,163	43%
Gross profit	$2,237	$896	$1,341	150%	$6,754	$2,948	$3,806	129%
Gross margin	70%	36%		95%	64%	40%		60%
Operating Expenses	$2,132	$2,554	$(422)	-17%	$8,243	$8,888	$(645)	-7%
Income (loss) from Operations	$105	$(1,659)	$1,764	106%	$(1,489)	$(5,940)	$4,451	75%
Net income (loss)	$39	$(1,915)	$1,955	102%	$(1,702)	$(6,328)	$4,626	73%
Adjusted EBITDA *	$464	$(1,581)	$2,045	129%	$(451)	$(4,879)	$4,428	91%

* Non-GAAP measures

Conference Call

Mobivity will host a conference call at 4:30 p.m. ET on November 9, 2020.

Date: Monday, November 9, 2020

Time: 4:30 P.M. Eastern Time (ET)

Dial in Number for U.S. Callers: 1-855-327-6837

Dial in Number for International Callers: 1-631-891-4304

Please Reference Conference ID: 10011730

The call will also be accompanied live by webcast over the Internet and accessible at

A replay will be available for two weeks starting on November 9, 2020 at approximately 7:30 P.M. ET. To access the replay, please dial 1-844-512-2921 in the U.S. and 1-412-317-6671 for international callers. The conference ID# is 10011730. The replay will also be available on the Company’s website under the investor relations section.

55 North Arizona Place, Suite 310, Chandler, AZ 85225

Mobivity Holdings Corp.

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2020	2019
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash	$505,512	$273,599
Accounts receivable, net of allowance for doubtful accounts of $14,589 and $88,071, respectively	1,178,915	614,726
Contracts receivable, current	943,904	526,948
Right to use lease assets	98,027	-
Other current assets	178,811	601,749
Total current assets	2,905,169	2,017,022
Goodwill	496,352	496,352
Right to use lease assets	18,083	260,645
Intangible assets, net	1,448,967	1,762,211
Contracts receivable, long term	1,651,832	1,260,371
Other assets	54,418	67,787
TOTAL ASSETS	$6,574,821	$5,864,388
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$3,544,692	$3,256,888
Accrued interest	182,258	35,292
Accrued and deferred personnel compensation	274,647	244,953
Deferred revenue and customer deposits	639,876	440,309
Related party notes payable	80,000	140,700
Notes payable, net - current maturities	564,021	540,576
Operating lease liability	126,318	258,343
Other current liabilities	525,945	308,465
Total current liabilities	5,937,757	5,225,526

Non-current liabilities
Related party notes payable, net - long term	1,200,000	1,000,000
Notes payable, net - long term	1,118,040	567,529
Operating lease liability	23,075	45,460
Other long term liabilities	970,123	740,218
Total non-current liabilities	3,311,238	2,353,207
Total liabilities	9,248,995	7,578,733
Commitments and Contingencies Stockholders’ deficit
Common stock, $0.001 par value; 100,000,000 shares authorized; 51,615,469 and 51,380,969, shares issued and outstanding	51,631	51,381
Equity payable	100,862	100,862
Additional paid-in capital	95,532,402	94,781,738
Accumulated other comprehensive income	(292)	8,780
Accumulated deficit	(98,358,777)	(96,657,106)
Total stockholders’ equity	(2,674,174)	(1,714,345)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$6,574,821	$5,864,388

55 North Arizona Place, Suite 310, Chandler, AZ 85225

Mobivity Holdings Corp.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

	Three Months Ended		Nine Months Ended
	September 30, (unaudited)		September 30, (unaudited)
	2020	2019	2020	2019
Revenues
Revenues	$3,180,173	$2,481,986	$10,496,827	$7,333,407
Cost of revenues	943,292	1,586,411	3,742,615	4,385,106
Gross profit	2,236,881	895,575	6,754,212	2,948,301

Operating expenses
General and administrative	889,032	1,381,361	3,138,744	4,101,340
Sales and marketing	445,273	636,757	1,748,892	2,025,055
Engineering, research, and development	621,442	380,539	2,820,525	2,298,405
Depreciation and amortization	176,127	155,598	534,972	463,086
Total operating expenses	2,131,874	2,554,255	8,243,133	8,887,886
Income (loss) from operations	105,007	(1,658,680)	(1,488,921)	(5,939,585)
Other income/(expense)
Interest income	309	26,636	1,220	26,654
Interest expense	(62,621)	(57,569)	(207,899)	(188,451)
Loss on conversion of debt	-	(232,462)	-	(232,462)
Impairment of intangible asset	(3,481)	-	(3,481)	-
Loss on disposal of fixed assets	-	-	(3,935)	-
Foreign currency (loss) gain	247	6,642	1,345	5,740
Total other income/(expense)	(65,546)	(256,753)	(212,750)	(388,519)
Income (loss) before income taxes	39,461	(1,915,433)	(1,701,671)	(6,328,104)
Income tax expense	-	-	-	-
Net Income (loss)	39,461	(1,915,433)	(1,701,671)	(6,328,104)
Other comprehensive income (loss), net of income tax
Foreign currency translation adjustments	30,145	35,252	(9,072)	12,939
Comprehensive income (loss)	$69,606	$(1,880,181)	$(1,710,743)	$(6,315,165)
Net income (loss) per share:
Basic	$-	$(0.04)	$(0.03)	$(0.14)
Diluted	$-	$(0.04)	$(0.03)	$(0.14)
Weighted average number of shares:
Basic	51,617,612	47,488,574	51,555,837	46,500,353
Diluted	61,106,633	47,488,574	51,555,837	46,500,353

Reconciliation of net (loss) to adjusted EBITDA
Net (loss)	39,461	(1,915,433)	(1,701,671)	(6,328,104)
Stock based compensation	186,457	147,749	509,214	824,303
Depreciation and amortization	176,127	155,598	534,972	463,086
Interest expense, net	62,312	30,933	206,679	161,797
Adjusted EBITDA	$464,357	$(1,581,153)	$(450,806)	$(4,878,918)

55 North Arizona Place, Suite 310, Chandler, AZ 85225

Non-GAAP Measurements

This press release includes certain financial information which constitutes “non-GAAP financial measures” as defined by the SEC. A full reconciliation of the non-GAAP measures to GAAP can be found in the tables of today’s press release. Non-GAAP adjusted net income is supplemental to results presented under accounting principles generally accepted in the United States of America (“GAAP”) and may not be comparable to similarly titled measures presented by other companies. These non-GAAP measures are used by management to facilitate period-to-period comparisons and analysis of Mobivity’s operating performance and liquidity. Management believes these non-GAAP measures are useful to investors in trending, analyzing and benchmarking the performance and value of Mobivity’s business. These non-GAAP measures should be considered in addition to, but not as a substitute for, other similar measures reported in accordance with GAAP.

About Mobivity

Brick and mortar stores struggle to manage customer connections in a digital world. Mobivity provides a platform to connect national restaurants, retailers, personal care brands, and their partners with customers to increase retention, visits, and spend. Mobivity’s Recurrency platform increases customer engagement and frequency by capturing detailed POS transaction data, analyzing customer habits, and motivating customers and employees through data-driven messaging applications and rewards. For more information about Mobivity, visit mobivity.com or call (877) 282-7660.

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Forward Looking Statement

This press release contains forward-looking statements concerning Mobivity Holdings Corp. within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those forward-looking statements include statements regarding the benefits of recent additions to the Company’s management team; the Company’s expectations for the growth of the Company’s operations and revenue; and the advantages and growth prospects of the mobile marketing industry. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, our ability to successfully integrate our recent additions to management; our ability to develop the sales force required to achieve our development and revenue goals; our ability to raise additional working capital as and when needed; changes in the laws and regulations affecting the mobile marketing industry and those other risks set forth in Mobivity Holdings Corp.’s annual report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 30, 2020 and subsequently filed quarterly reports on Form 10-Q. Mobivity Holdings Corp. cautions readers not to place undue reliance on any forward-looking statements. Mobivity Holdings Corp. does not undertake, and specifically disclaims any obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

Investor Relations Contact:

Lynn Tiscareno • Chief Financial Officer, Mobivity

(877) 282-7660

Brett Maas • Managing Partner, Hayden IR

brett@haydenir.com • (646) 536-7331

55 North Arizona Place, Suite 310, Chandler, AZ 85225